Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of QEP Midstream Partners, LP (the "Partnership") on Form 10-Q for the quarterly period ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Charles B. Stanley, Chairman, President and Chief Executive Officer of the Partnership, and Richard J. Doleshek, Executive Vice President and Chief Financial Officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

QEP MIDSTREAM PARTNERS, LP
(Registrant)

	By:	QEP Midstream Partners GP, LLC
(as General Partner)

November 6, 2014		/s/ Charles B. Stanley
Charles B. Stanley
Chairman, President and Chief Executive Officer

November 6, 2014		/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer